UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2021

JACK IN THE BOX INC /NEW/
(Exact name of registrant as specified in its charter)

Delaware	001-09390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9357 SPECTRUM CENTER BLVD, SAN DIEGO, CA 92123-1516
(Address of principal executive offices) (Zip Code)

(619) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Merger

On December 5, 2021, Jack in the Box Inc., a Delaware corporation (the “Company” or “Jack in the Box”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Del Taco Restaurants, Inc., a Delaware corporation (“Del Taco”), providing for the merger of a wholly-owned subsidiary of the Company (“Merger Sub”) with and into Del Taco (the “Merger”), with Del Taco surviving the Merger as a wholly-owned subsidiary of Jack in the Box.

Each share of Del Taco common stock issued and outstanding as of the effective time of the Merger (the “Effective Time”) (except for shares held by Del Taco as treasury stock, shares held by Jack in the Box or Merger Sub and shares held by holders who are entitled to and properly exercise appraisal rights with respect to such shares in accordance with Delaware law) will be converted into the right to receive $12.51 in cash without interest (the “Merger Consideration”), less any applicable withholding taxes.

Each Del Taco equity award granted under Del Taco’s equity compensation plans (other than restricted stock awards granted in 2019 and 2021 to certain executive officers of Del Taco) will automatically accelerate and become fully vested and converted into the right to receive the Merger Consideration for each share of Del Taco common stock subject to such award (and in the case of stock options, less the applicable per share exercise price of such option).  Restricted stock awards granted in 2019 and 2021 to certain executive officers of Del Taco will be converted into a corresponding award with respect to Jack in the Box common stock, with the number of shares underlying such award adjusted based on the ratio of the Merger Consideration to the closing per share price of Jack in the Box common stock on the trading day immediately preceding the closing date of the Merger.

The Merger Agreement includes customary representations, warranties and covenants of Jack in the Box, Merger Sub and Del Taco, including, among others, covenants relating to (1) the conduct of Del Taco’s business during the interim period between execution of the Merger Agreement and the Effective Time, (2) Del Taco’s obligation to call a meeting of its stockholders to adopt the Merger Agreement and to include in the proxy materials for such meeting its board of directors’ recommendation that Del Taco stockholders vote in favor of adoption of the Merger Agreement and (3) Del Taco’s non-solicitation obligations in connection with alternative acquisition proposals.  Under certain circumstances, Del Taco’s board of directors may change its recommendation to its stockholders in response to a superior proposal or an intervening event if Del Taco’s board of directors determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the directors under Delaware law.

The obligation of the parties to consummate the Merger is subject to the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the adoption of the Merger Agreement by Del Taco’s stockholders, the absence of a material adverse effect on Del Taco, as defined in the Merger Agreement, and other customary conditions.  The Merger Agreement includes no financing contingency.

In connection with the Merger Agreement, the Company has entered into a letter agreement with BofA Securities, Inc. pursuant to which BofA Securities, Inc. has agreed to provide financing for the Merger, in an amount of up to $600.0 million under, and subject to the conditions set forth in, the Company’s existing whole business securitization facility.

The Merger Agreement provides for certain termination rights for both Jack in the Box and Del Taco and provides that, in connection with a termination of the Merger Agreement under certain specified circumstances as described in the Merger Agreement, Del Taco will be required to pay Jack in the Box a termination fee of $14.2 million or Jack in the Box will be required to pay Del Taco a termination fee of $28.4 million.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8‑K and incorporated herein by reference.

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of that agreement and solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each of Jack in the Box’s and Del Taco’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) will not survive completion of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of an intentional or willful material breach, and (2) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Voting Agreements

On December 5, 2021, in connection with the execution of the Merger Agreement, certain stockholders who collectively own in the aggregate, as of December 5, 2021, approximately 16% of the outstanding shares of Del Taco common stock, entered into voting agreements (the “Voting Agreements”) with Jack in the Box, pursuant to which such stockholders have agreed, among other things, to vote or cause to be voted their respective shares of Del Taco common stock in favor of the Merger

The foregoing summary of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full copies of the Voting Agreements filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8‑K and incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On December 6, 2021, Jack in the Box and Del Taco issued a joint press release announcing the execution of the Merger Agreement and announcing that Jack in the Box will hold a conference call for analysts and investors on December 6, 2021 at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time).

A copy of the press release, which includes live webcast and replay information regarding the conference call, is furnished herewith as Exhibit 99.1.  The investor presentation used by Jack in the Box during the conference call to discuss the Merger is furnished herewith as Exhibit 99.2.

The information in the press release furnished as Exhibit 99.1 and in the investor presentation furnished as Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8‑K are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of Del Taco by the Company.  Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions.  These statements are based on Jack in the Box management’s current expectations, estimates, forecasts and projections about Jack in the Box’s business and the industry in which it operates.  These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond Jack in the Box management’s control.  Those risks, uncertainties and assumptions include, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure to satisfy the closing conditions; the possibility that the consummation of the proposed Merger is delayed or does not occur, including the failure of Del Taco’s stockholders to approve the proposed Merger; uncertainty as to whether the parties will be able to complete the Merger on the terms set forth in the Merger Agreement; uncertainty regarding the timing of the receipt of required regulatory approvals for the Merger and the possibility that the parties may be required to accept conditions that could reduce or eliminate the anticipated benefits of the Merger as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all; the outcome of any legal proceedings that have been or may be instituted against the parties or others following announcement of the transactions contemplated by the Merger Agreement; challenges, disruptions and costs of closing, integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected; risks that the Merger and other transactions contemplated by the Merger Agreement disrupt current plans and operations that may harm the parties’ businesses or divert management’s attention from the parties’ ongoing business operations; the amount of any costs, fees, expenses, impairments and charges related to the Merger; and uncertainty as to the effects of the announcement or pendency of the proposed Merger on the market price of Jack in the Box’s common stock and/or on its financial performance.  Additional risks and uncertainties with respect to Jack in the Box and Del Taco are discussed in each company’s respective annual report on Form 10-K and periodic reports on Form 10-Q filed with the SEC, which are available free of charge online at http://investors.jackinthebox.com, in the case of Jack in the Box, and at www.deltaco.com, in the case of Del Taco, as well as on the SEC’s website at www.sec.gov.  Neither Jack in the Box nor Del Taco undertakes any obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 5, 2021, by and among Jack in the Box Inc, Epic Merger Sub Inc., and Del Taco Restaurants, Inc.*
10.1	Voting Agreement, dated as of December 5, 2021, by and among Jack in the Box Inc., Belfer Investment Partners LP and Lime Partners LLC
10.2	Voting Agreement, dated as of December 5, 2021, by and among Jack in the Box Inc., Levy Family Partners LLC, Lawrence F. Levy, Ari Levy and certain other Del Taco stockholders party thereto
99.1	Joint Press Release issued by Jack in the Box Inc. and Del Taco Restaurants, Inc. on December 6, 2021
99.2	Investor Presentation of Jack in the Box Inc. dated December 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain of the exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) and 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

Date: December 6, 2021	/s/ Tim Mullany
Tim Mullany
Chief Financial Officer